UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   October 18, 2006


                                CENTALE, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


   New York                       0-50863                   22-3621870
 -----------------------------------------------------------------------------
 (State of Incorporation)    (Commission File           (IRS Employer
                             Number)                    Identification No.)


          6700 N. Andrews Ave., Suite 605, Ft. Lauderdale, FL 33309
          ---------------------------------------------------------
                 (Address of principal executive offices)

                              (754) 224-3300
                      -----------------------------
                      Registrant's Telephone Number

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Election of Directors

     On October 18, 2006, Centale's Board of Directors voted to expand the size of the Board to six members. Carlos Huerta, Dan DeArmas and Robert Kutnick were elected to fill the vacancies. Information about the new directors follows:

        CARLOS HUERTA. Since 1997 Mr. Huerta has been employed as President of Go Global, Inc., an entity owned and controlled by Mr. Huerta that is engaged in real estate development. Mr. Huerta holds an M.B.A. from the University of Miami. He is 37 years old. Mr. Huerta has engaged in the following transactions with Centale during the past three years:

        * In the Spring of 2005 Mr. Huerta purchased 310,000 shares of common stock from Centale for a cash payment of $310,000.
        * In June 2005 Mr. Huerta loaned $175,000 to Centale. In exchange for the loan, Centale gave Mr. Huerta a $175,000 demand promissory note and issued 175,000 shares of common stock to Mr. Huerta.
        * In August 2006 Mr. Huerta and Centale entered into a Refinancing Agreement along with Thaddeus A. Wier, Jr. Donna
            A. Wier, and Patrick T. Parker, a shareholder of Centale. Pursuant to the Refinancing Agreement, Mr. Huerta paid $500,000 to Donna Wier in full satisfaction of all obligations of Centale to her and Mr. Wier. Centale issued to Mr. Huerta an 18% Promissory Note in the principal amount of $675,000, due on August 4, 2007, and secured by a pledge of all of Centale's assets. In consideration of the extension of the loan and in satisfaction of the $175,000 debt incurred in 2005, Centale issued to Mr. Huerta's company, Go Global, Inc.,
            2,750,000 shares of common stock.   Centale also issued
            1,000,000 shares to Patrick T. Parker in settlement of debts, and Mr. Parker assigned those shares and an additional 750,000 shares to Go Global, Inc. in connection with the agreement. Centale subsequently filed a registration statement that permits Mr. Huerta to sell to the public up to 2,000,000 of the shares he acquired under the Refinancing Agreement.
        * Since August 2006 Mr. Huerta has made a number of loans to Centale for working capital.

        DAN DeARMAS.  Since 2005 Mr. DeArmas has been employed as
        President of Sierra Agency, a marketing and Web consulting service that he owns. From 1998 to 2005 Mr. DeArmas was employed as Director of Marketing and Web Services for COMSYS. Mr. DeArmas holds a bachelor's degree from the University of Maryland. He is 38 years old.

        ROBERT KUTNICK. Since 2002 Mr. Kutnick has been self-employed as a consultant and investor. From 2000 to 2002, Mr. Kutnick was employed as Vice President - Business Development for Citrix.
        In that position he was responsible for mergers and acquisitions as well as business ventures and global expansion. Previously Mr. Kutnick was employed as Chief Technology Officer for Lernout & Hauspie Speech Products (1996 - 1999) and Quarterdeck
        Corporation (1992 - 1996). Mr. Kutnick holds a master's degree in computer information and control engineering from the University of Michigan.

                                   SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CENTALE, INC.


Dated: October 25, 2006            By: /s/ Jon DeYoung
                                   -----------------------
                                   Jon DeYoung
                                   Chief Executive Officer